Calculation of Filing Fee Tables
S-8
FORUM ENERGY TECHNOLOGIES, INC.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.01 per share	457(a)	835,000	$ 52.18	$ 43,570,300.00	0.0001381	$ 6,017.06
Total Offering Amounts:						$ 43,570,300.00		$ 6,017.06
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 6,017.06
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall also cover such indeterminate number of additional shares of common stock, par value $0.01 per share, of the Registrant (the "Common Stock") as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Forum Energy Technologies, Inc. Second Amended and Restated 2016 Stock and Incentive Plan (as amended, the "Plan"). The "Amount Registered" represents (i) 625,000 shares of Common Stock authorized to be issued under the Plan and (ii) 210,000 shares of Common Stock that may become available for issuance under the Plan as a result of outstanding awards that, in whole or in part, are terminated, expire or are otherwise cancelled. The "Proposed Maximum Offering Price Per Unit" and the "Maximum Aggregate Offering Price" are estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and based on the average of the high and low sale prices of the Common Stock, as quoted on the New York Stock Exchange, on July 29, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources